Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Health Advance Inc. (the “Company”), as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Gregory Shusterman, Chairman, certify to the best of my knowledge and ability, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Quarterly Report on Form 10-Q for the period ended April 30, 2017, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q for the period ended April 30, 2017, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 5, 2017	By:	/s/ Gregory Shusterman
Gregory Shusterman
Chairman, Board of Directors Executive Director